Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-195278 on Amendment No. 2 to Form S-4/A of Wireless Ronin Technologies, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of Broadcast International, Inc. as of December 31, 2013 and 2012 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
May 16, 2014